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                             BUSINESS LOAN AGREEMENT


Borrower:   America's Best Karate, Inc.        Lender:   Karen T.I. Shen
            26203 Production Avenue, Suite 5             320 El Cerrito Ave.
            Hayward, CA  94545                           Piedmont, CA  94611


Principal   Loan Date   Int. Rate    Terms    Paymt Amt     Payment Date
$13,500     06-01-95     14.00%     60 mos.    $314.12     1st of each month

THIS BUSINESS LOAN AGREEMENT between AMERICA'S BEST KARATE, INC. ("Borrower") and KAREN T.I. SHEN ("Lender") is made and executed on the following terms and conditions.

TERM. This Agreement shall be effective as of June 1, 1995, and shall continue for 60 months and until all indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement:

     ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of California. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

     AUTHORIZATION. The execution, delivery, and performance of this Agreement and all related documents by Borrower, to the extent to be executed and performed by Borrower, have been duly authorized by all necessary action by Borrower; and do not conflict with any provision of its articles of incorporation or organization or bylaws.

     LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement require hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

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     LITIGATION AND CLAIMS.  No litigation or claim against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, as of the date of this Agreement.

     COMMERCIAL PURPOSE. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

     SURVIVAL OF REPRESENTATION AND WARRANTIES. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

     GUARANTEE. At time of disbursement of Loan proceeds, the following persons shall furnish executed guaranties of the amount of the Loan in favor of Lender.

          Guarantors:    Anthony K. Chan     George Chung

     INSPECTION. Lender or agents of Lender may at any reasonable time, inspect Borrower's properties and examine or audit Borrower's books, accounts, and records.

     DEFAULT. Defined as failure of Borrower to make any payment to Lender when due on the Loan. In the event of Default, Lender may immediately request the entire remainder of Loan to become due and payable. Lender may submit to the jurisdiction of the courts of Alameda County, the State of California. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including attorney's fees, incurred in connection with Borrower's Default on this Agreement. Borrower also will pay any court costs, in addition to all other sums provided by law.

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BORROWER AND LENDER acknowledge having read all the provisions of this Business
Loan Agreement, and agree to its items. This agreement is dated as of June 1, 1995.

BORROWER:

AMERICA'S BEST KARATE, INC.


By:         /s/ Anthony K. Chan
    -------------------------------------
               Anthony K. Chan,
     Chief Executive Officer & Secretary


By:         /s/ George Chung
    -------------------------------------
              George Chung,
              President

LENDER:


            /s/ Karen T. I. Shen
------------------------------------------
(signature)


Karen T. I. Shen
(name in print)

Address: 320 El Cerrito Ave.
         Piedmont, CA  94611

Home Phone: (510) 428-1888
Office Phone:
Social Security #: ###-##-####

                                      -3-